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                                                               EXHIBIT 3L(*10-1)


                           INDEMNIFICATION AGREEMENT

                 This Indemnification Agreement ("Agreement") is made as of the day of _________, 1995, by and between DTE Energy Company, a Michigan corporation ("DTE Energy"), and _________________________________, a [director, officer, or director and officer] of DTE Energy (the "Indemnitee").

                                  RECITALS

                 A. The Indemnitee is presently serving as a director of DTE Energy and DTE Energy desires the Indemnitee to continue in such capacity. The Indemnitee is willing, subject to certain conditions, including without limitation the execution and performance of this Agreement by DTE Energy, to continue in that capacity.
                 B. In addition to the indemnification to which the Indemnitee is entitled under the Articles of Incorporation (the "Articles") or By-Laws of DTE Energy in effect from time to time, DTE Energy has obtained at its sole expense insurance protecting its officers and directors, including the Indemnitee, against certain losses arising out of actual or threatened actions, suits or proceedings to which such persons may be made or threatened to be made parties. However, as a result of circumstances having no relation to, and beyond the control of, DTE Energy and the Indemnitee, there can be no assurance of the continuation, renewal or scope of that insurance.
                 Accordingly, and in order to induce the Indemnitee to continue to serve in the Indemnitee's present capacity, DTE Energy and Indemnitee agree as follows:
          1. Continued Service. The Indemnitee will continue to serve as a director of DTE Energy so long as the Indemnitee is duly elected and qualified in accordance with the By-Laws of





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DTE Energy in effect from time to time or until the Indemnitee resigns in writing in accordance with applicable law.
          2.     Initial Indemnity.
                 (a) DTE Energy shall indemnify the Indemnitee when the Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of DTE Energy, by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of DTE Energy, or is or was serving at the request of DTE Energy as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to the best interests of DTE Energy or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of DTE Energy or its shareholders and, with respect to any criminal action or proceeding, that the Indemnitee had reasonable cause to believe that such conduct was unlawful.



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                 (b)      DTE Energy shall indemnify the Indemnitee when the
Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of DTE Energy to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, officer, employee, or agent of DTE Energy, or is or was serving or had agreed to serve at the request of DTE Energy as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to the best interests of DTE Energy or its shareholders. Indemnification shall not be made for a claim, issue or matter in which the Indemnitee has been found liable to DTE Energy except to the extent the Court conducting the proceeding or another court of competent jurisdiction shall determine upon application that the Indemnitee is fairly and reasonably entitled to indemnification in view of all relevant circumstances whether or not the Indemnitee met the standard of conduct set forth in this paragraph (b) or was so adjudged liable to DTE Energy; provided that if the Indemnitee was adjudged liable, such indemnification is limited to reasonable expenses incurred.
                 (c) To the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Section 2(a) or 2(b) hereof, or in defense of any claim, issue or matter in the action, suit or proceeding, the Indemnitee shall be indemnified against actual and reasonable expenses, including attorneys' fees incurred by the



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Indemnitee in connection with the action, suit or proceeding and an action suit or proceeding brought to enforce the mandatory indemnification provided in this Section.
                 (d)      Any indemnification under Section 2(a) or 2(b)
(unless ordered by a court) shall be made by DTE Energy only as authorized in the specific case upon a determination in accordance with Section 4 hereof or any applicable provision of the Articles of Incorporation of DTE Energy in effect from time to time, By-Laws, other agreement, resolution or otherwise. Such determination shall be made (i) by a majority vote of a quorum of the Board of Directors of DTE Energy ("DTE Energy Board") consisting of directors who are not parties or threatened to be made parties to such action, suit or proceeding or (ii) if such a quorum is not obtainable, by a majority vote of a committee duly designated by DTE Energy Board consisting solely of two or more directors not at the time parties or threatened to be made parties to the suit, action, or proceeding or (iii) by independent legal counsel (designated in the manner provided below in this subsection (d)) in a written opinion or (iv) by all independent directors who are not parties to such action, suit or proceeding or (v) by the shareholders of DTE Energy (the "Shareholders"), but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action suit or proceeding may not be voted. Independent legal counsel shall be designated by DTE Energy Board or its Committee in the manner prescribed in Section 2(d)(i) or 2(d)(ii);
provided, however, that if DTE Energy Board is unable or fails to so designate, such designation shall be made by the Indemnitee subject to the approval of DTE Energy (which approval shall not be unreasonably withheld). In the designation of a committee under subsection 2(d)(ii) or the selection of independent legal counsel by DTE Energy Board, all directors may participate. Independent legal counsel shall not be any person or firm who, under


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the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either DTE Energy or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement. DTE Energy agrees to pay the reasonable fees and expenses of such independent legal counsel and to indemnify fully such counsel against costs, charges and expenses (including attorneys' and others' fees and expenses) actually and reasonably incurred by such counsel in connection with this Agreement or the opinion of such counsel pursuant hereto.
                 (e) If the Indemnitee is entitled to indemnification under Section 2(a) or 2(b) for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement, but not for the total amount, DTE Energy shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.
                 (f) DTE Energy shall pay or reimburse the reasonable expenses (including attorneys' and others' fees and expenses) incurred by the Indemnitee in the Indemnitee's capacity as a director or officer of DTE Energy who is a party or threatened to be made a party to an action, suit or proceeding in advance of the final disposition of such action, suit or proceeding subject to the provisions of and in the manner prescribed by
Section 4(b) hereof.
                 (g) DTE Energy shall not adopt any amendment to the Articles or By-Laws the effect of which would be to deny, diminish or encumber the Indemnitee's rights to indemnity pursuant to the Articles, By-Laws, the Business Corporation Act of the State of Michigan (the "BCA") or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date (the "Effective Date") upon which the amendment was approved by DTE Energy Board or the Shareholders, as the case may be. In the event that DTE Energy shall adopt



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any amendment to the Articles or By-Laws the effect of which is to so deny, diminish or encumber the Indemnitee's rights to indemnity, such amendment shall apply only to acts or failures to act occurring entirely after the Effective Date thereof unless the Indemnitee shall have voted in favor of such adoption as a director or holder of record of DTE Energy's voting stock, as the case may be.
                 (h) Upon application to a court by the Indemnitee pursuant to Section 564c of the BCA, and a determination of such court that the Indemnitee is fairly and reasonably entitled to indemnification, DTE Energy shall pay to the Indemnitee the amount so ordered by the court.
          3.     Additional Indemnification.
                 (a) Pursuant to Section 565 of the BCA, without limiting any right which the Indemnitee may have pursuant to Section 2 hereof, the Articles, the By-Laws, the BCA, any policy of insurance or otherwise, but subject to the limitations on the maximum permissible indemnity which may exist under applicable law at the time of any request for indemnity hereunder determined as contemplated by Section 3(a) hereof, DTE Energy shall indemnify the Indemnitee against any amount which the Indemnitee is or becomes legally obligated to pay relating to or arising out of any claim made against the Indemnitee because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which the Indemnitee commits, suffers, permits or acquiesces in while acting in such capacity as an officer or director of DTE Energy, or, at the request of DTE Energy, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The payments which DTE Energy is obligated to make pursuant to this Section 3 shall include without limitation damages, judgments, settlements and charges, costs, expenses,



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expenses of investigation and expenses of defense of legal actions, suits, proceedings or claims and appeals therefrom, and expenses of appeal, attachment or similar bonds; provided, however, that DTE Energy shall not be obligated under this Section 3(a) to make any payment in connection with any claim against the Indemnitee:
         (i) to the extent of any fine or similar governmental imposition which DTE Energy is prohibited by applicable law from paying which results from a final, nonappealable order; or
         (ii) to the extent based upon or attributable to the Indemnitee gaining in fact a personal profit to which the Indemnitee was not legally entitled, including without limitation profits made from the purchase and sale by the Indemnitee of equity securities of DTE Energy which are recoverable by DTE Energy pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, and profits arising from transactions in publicly traded securities of DTE Energy which were effected by the Indemnitee in violation of Section 10(b) of the Securities Exchange Act of 1934, as amended, including Rule l0b-5 promulgated thereunder.
The determination of whether the Indemnitee shall be entitled to indemnification under this Section 3(a) may be, but shall not be required to be, made in accordance with Section 4(a) hereof. If that determination is so made, it shall be binding upon DTE Energy and the Indemnitee for all purposes.
                 (b) Expenses (including without limitation attorneys' and others' fees and expenses) incurred by Indemnitee in defending any actual or threatened civil or criminal action,



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suit, proceeding or claim shall be paid by DTE Energy in advance of the final disposition thereof as authorized in accordance with Section 4(b) hereof.






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          4.     Certain Procedures Relating to Indemnification and Advancement
of Expenses.
                 (a) Except as otherwise permitted or required by the BCA, for purposes of pursuing the Indemnitee's rights to indemnification under
Section 2(a), 2(b) or 3(a) hereof, as the case may be, the Indemnitee may, but shall not be required to, (i) submit to DTE Energy Board a sworn statement of request for indemnification substantially in the form of Exhibit 1 attached hereto and made a part hereof (the "Indemnification Statement") averring that the Indemnitee is entitled to indemnification hereunder; and (ii) present to DTE Energy reasonable evidence of all expenses for which payment is requested. Submission of an Indemnification Statement to DTE Energy Board shall create a presumption that the Indemnitee is entitled to indemnification under
Section 2(a), 2(b) or 3(a) hereof, as the case may be, and DTE Energy Board shall be deemed to have determined that the Indemnitee is entitled to such indemnification unless within 30 calendar days after submission of the Indemnification Statement DTE Energy Board shall determine by vote of a majority of the directors at a meeting at which a quorum is present, based upon clear and convincing evidence (sufficient to rebut the foregoing presumption), and the Indemnitee shall have received notice within such period in writing of such determination, that the Indemnitee is not so entitled to indemnification. No such determination shall be effective unless written notice thereof, disclosing with particularity the evidence in support of DTE Energy Board's determination, shall have been given to the Indemnitee within 30 calendar days after submission of the Indemnification Statement. The foregoing notice shall be sworn to by all persons who participated in the determination and voted to deny indemnification. The provisions of this Section 4(a) are intended to be procedural only and shall not affect the right of the Indemnitee to indemnification under this Agreement, and any determination by DTE Energy



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Board that the Indemnitee is not entitled to indemnification and any failure to make the payments requested in the Indemnification Statement shall be subject to judicial review as provided in Section 6 hereof.
                 (b) For purposes of determining whether to authorize advancement of expenses pursuant to Section 2(e) hereof, the Indemnitee shall submit to DTE Energy Board a sworn statement of request for advancement of expenses substantially in the form of Exhibit 2 attached hereto and made a part hereof (the "Undertaking"), averring that (i) the Indemnitee, in good faith, believes that the applicable standards of conduct set forth in Section 2(a), 2(b) or 3(a), as the case may be, have been met, (ii) the Indemnitee has reasonably incurred or will reasonably incur actual expenses in defending an actual civil or criminal action, suit, proceeding or claim and (iii) the Indemnitee undertakes to repay such amount if it shall ultimately be determined that the Indemnitee did not meet the applicable standard of conduct or is not entitled to be indemnified by DTE Energy under this Agreement or otherwise.
For purposes of requesting advancement of expenses pursuant to Section 3(b) hereof, the Indemnitee may, but shall not be required to, submit an Undertaking or such other form of request as the Indemnitee determines to be appropriate
(an "Expense Request"). Upon receipt of an Undertaking or Expense Request, as the case may be, such payments shall immediately be made by DTE Energy provided that a determination is made that facts then known to those making the determination would not preclude indemnification under the BCA. Such determination shall be made within 10 calendar days of the date of receipt by DTE Energy of the Expense Request and shall be made in the manner specified in
Section 2(d).  No security shall be required in connection with any



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Undertaking or Expense Request and any Undertaking or Expense Request shall be accepted without reference to the Indemnitee's ability to make repayment.
          5.     Subrogation; Duplication of Payments.
                 (a) In the event of payment under this Agreement, DTE Energy shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable DTE Energy effectively to bring suit to enforce such rights.
                 (b) DTE Energy shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has actually received payment (under any insurance policy, the Articles, the By-Laws or otherwise) of the amounts otherwise payable hereunder.
          6.     Enforcement.
                 (a) If a claim for indemnification made to DTE Energy pursuant to Section 4 hereof is not paid in full by DTE Energy within 30 calendar days after a written claim has been received by DTE Energy, the Indemnitee may at any time thereafter bring suit against DTE Energy to recover the unpaid amount of the claim.
                 (b) In any action brought under Section 6(a) hereof, it shall be a defense to a claim for indemnification pursuant to Section 2(a) or 2(b) hereof that the Indemnitee has not met the standards of conduct which make it permissible under the BCA for DTE Energy to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on DTE Energy. Neither the failure of DTE Energy (including DTE Energy Board, independent legal



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counsel or the Shareholders) to have made a determination prior to commencement of such action that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the BCA, nor an actual determination by DTE Energy (including DTE Energy Board, independent legal counsel or the Shareholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.
                 (c) It is the intent of DTE Energy that the Indemnitee not be required to incur the expenses associated with the enforcement of the Indemnitee's rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, if it should appear to the Indemnitee that DTE Energy has failed to comply with any of its obligations under the Agreement or in the event that DTE Energy or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding designed (or having the effect of being designed) to deny, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, DTE Energy irrevocably authorizes the Indemnitee from time to time to retain counsel of the Indemnitee's choice, at the expense of DTE Energy as hereafter provided, to represent the Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against DTE Energy or any director, officer, stockholder or other person affiliated with DTE Energy, in any jurisdiction. Regardless of the outcome thereof, DTE Energy shall pay and be solely responsible for any and all costs, charges and expenses, including without limitation attorneys' and others' fees and expenses,



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reasonably incurred by the Indemnitee (i) as a result of DTE Energy's failure to perform this Agreement or any provision thereof or (ii) as a result of DTE Energy or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid.
          7.     Merger or Consolidation.
                 In the event that DTE Energy shall be a constituent corporation in a consolidation, merger or other reorganization, DTE Energy, if it shall not be the surviving, resulting or other corporation therein, shall require as a condition thereto the surviving, resulting or acquiring corporation to agree to indemnify the Indemnitee to the full extent provided in this Agreement. Whether or not DTE Energy is the resulting, surviving or acquiring corporation in any such transaction, the Indemnitee shall also stand in the same position under this Agreement with respect to the resulting, surviving or acquiring corporation as the Indemnitee would have with respect to DTE Energy if its separate existence had continued.
          8.     Nonexclusivity and Severability.
                 (a) The right to indemnification provided by this Agreement shall not be exclusive of any other rights to which the Indemnitee may be entitled under the Articles, By-Laws, the BCA, any other statute, insurance policy, agreement, vote of shareholders or of directors or otherwise, both as to actions in the Indemnitee's official capacity and as to actions in another capacity while holding such office, and shall continue after the Indemnitee has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.
                 (b) If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the



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remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to the principles of conflict of laws thereof.
         10. Modification; Survival. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement may be modified only by an instrument in writing signed by both parties hereto. The provisions of this Agreement shall survive the death, disability, or incapacity of the Indemnitee or the termination of the Indemnitee's service as a an officer or director of DTE Energy and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.
         11. Certain Terms. For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to any employee benefit plan; and references to "serving at the request of DTE Energy" shall include any service as a director, officer, employee or agent of DTE Energy which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; references to the masculine shall include the feminine and vice versa; references to the singular shall include the plural and vice versa; and if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan the Indemnitee shall



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be deemed to have acted in a manner "not opposed to the best interests of DTE
Energy" as referred to herein.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                        DTE ENERGY COMPANY


                                     By:
                                         -------------------------------------
                                         Susan M. Beale
                                         Vice President and Corporate Secretary


                                         INDEMNITEE


                                         -------------------------------------
                                         [Name]




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                                                                       EXHIBIT 1

                          INDEMNIFICATION STATEMENT


STATE OF MICHIGAN                                      )
                                                       )   SS
COUNTY OF _____________________________________        )

                 I, _______________________, being first duly sworn, do depose and say as follows:

                  1. This Indemnification Statement is submitted pursuant to the Indemnification Agreement, dated as of ________, 1995, between DTE Energy Company, a Michigan corporation ("DTE Energy"), and the undersigned.

                  2. I am requesting indemnification against charges, costs, expenses (including attorneys' and others' fees and expenses), judgments, fines and amounts paid in settlement, all of which (collectively, "Liabilities") have been or will be incurred by me in connection with an actual or threatened action, suit, proceeding or claim to which I am a party or am threatened to be made a party.

                  3. With respect to all matters related to any such action, suit, proceeding or claim, I am entitled to be indemnified as herein contemplated pursuant to the aforesaid Agreement.

                  4. Without limiting any other rights which I have or may have, I am requesting indemnification against Liabilities which have arisen or may arise out of




                                      ________________________
                                           (Name)

                 Subscribed and sworn to before me, a Notary Public in and for said County and State, this ______ day of __________, 19__.



[Seal]                                _______________________________

         My commission expires the _______ day of _________, 19__.



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                                                                       EXHIBIT 2

                                 UNDERTAKING


STATE OF MICHIGAN              )
                               )   SS
COUNTY OF   __________         )

                 I, _______________________, being first duly sworn do depose and say as follows:

                  1. This Undertaking is submitted pursuant to the Indemnification Agreement (the "Agreement"), dated as of _____, between DTE Energy Company, a Michigan corporation ("DTE Energy"), and the undersigned.

                  2. I am requesting advancement of certain costs, charges and expenses which I have incurred or will incur in defending an actual or pending civil or criminal action, suit, proceeding or claim.

                  3. I affirm my good faith belief that I meet the applicable standard of conduct set forth in Section 2(a), 2(b) or 3(a) of the Agreement.

                  4. I hereby undertake to repay this advancement of expenses if it shall ultimately be determined that I did not meet the applicable standard of conduct or am not entitled to be indemnified by DTE Energy under the aforesaid Agreement or otherwise.

                  5. My undertaking to repay is my unlimited general obligation.

                  6. The costs, charges and expenses for which advancement is requested are, in general, all expenses related to ________________________.



                                       ___________________________
                                             (Name)

                 Subscribed and sworn to before me, a Notary Public in and for said County and State, this ____ day of __________, 19__.


[Seal]                                 ___________________________


  My commission expires the ______ day of __________, 19__.





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